SmarTire Systems Inc.
Suite 150, 13151 Vanier Place
Richmond, British Columbia
Canada, V6V 2J1

T: (604) 276-9884
F: (604) 276-2350
www.smartire.com
OTCBB: SMTR

NEWS RELEASE - November 07, 2006

SmarTire Reports $1.2M Financing

Richmond, British Columbia, Canada, November 3, 2006 -- SmarTire Systems Inc. (OTC Bulletin Board: SMTR) announced today that it has completed a $1.2 million financing that resulted in net proceeds of $1,070,000. Terms of the financing are disclosed in the company’s 8-k filed today.

SmarTire CFO Jeff Finkelstein said, “This funding provides us with short-term working capital to continue the execution of our business strategy which is to focus on the commercial vehicle marketplace. ”

The convertible debentures were offered only to two accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933. The offering has not been registered under the Securities Act or any state securities laws and neither the convertible debentures nor the shares of SmarTire’s common stock underlying the convertible debentures may be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, SmarTire agreed to file a registration statement under the Securities Act covering the resale of the shares of SmarTire’s common stock underlying the convertible debentures. This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy securities of SmarTire and is being issued under Rule 135c under the Securities Act.

About SmarTire Systems Inc.
SmarTire develops and markets proprietary advanced wireless sensing and control systems worldwide under the SmartWave™ trademark. The company has developed numerous patent-protected wireless technologies and advanced tire monitoring solutions since it was founded in 1987. The company’s proprietary SmartWave platform provides a foundation for the addition of multiple wireless sensing and control applications. The initial product release on the SmartWave platform is SmartWave TPMS, which leverages on the company’s background and knowledge in tire monitoring solutions. SmarTire has offices in North America and Europe. For more information about SmarTire Systems Inc., visit http://www.smartire.com.

A comprehensive investment profile regarding SmarTire Systems Inc. may be found at http://hawkassociates.com/smtrprofile.aspx.

An investment profile, a comprehensive online investor relations kit, SEC filings and other useful information regarding SmarTire Systems Inc. can be found at http://www.hawkassociates.com/smartire.aspx and http://www.americanmicrocaps.com. In addition, this press release is available for investor commentary, questions, near real-time answers and monitored discussion in the SmarTire IR HUB at http://www.agoracom.com/IR/SmarTire. Alternatively, investors may speak with Ken AuYeung or Frank Hawkins of Hawk Associates at (305) 451-1888, e-mail: info@hawkassociates.com, or e-mail SMTR@agoracom.com.

Except for historical information contained herein, the matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this news release, the words “expects,” “may,” “will” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of SmarTire and are subject to a number of risks and uncertainties that are subject to change based on factors, which are, in many instances, beyond SmarTire’s control. These include, but are not limited to, risks and uncertainties associated with SmarTire’s ability to obtain additional financing, SmarTire’s dependence on key personnel, the effects of competitive pricing, SmarTire’s dependence on the ability of third-party manufacturers to produce components on a basis that is cost-effective to SmarTire, market acceptance of SmarTire’s products, SmarTire’s ability to keep up with technological advances in the industry, the effect of competitive products and the effects of governmental regulations. SmarTire cautions that the foregoing factors are not exhaustive. For a detailed discussion of these and other risk factors, please refer to SmarTire’s filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB and subsequent quarterly reports on Form 10-QSB. SmarTire expressly disclaims any intent or obligation to update any forward-looking statements.